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                                                                    EXHIBIT 99A

                        AGREEMENT REGARDING JOINT FILING


         The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, Biotechnology Value Fund II, L.P., a Delaware limited partnership, BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  May 18, 2000


                     BIOTECHNOLOGY VALUE FUND, L.P.


                     By:  BVF Partners L.P., its general partner

                          By:  BVF Inc., its general partner

                               By: /s/ Mark N. Lampert
                                  ----------------------------------
                                  Mark N. Lampert
                                  President



                     BIOTECHNOLOGY VALUE FUND II, L.P.


                     By:  BVF Partners L.P., its general partner

                          By:  BVF Inc., its general partner

                               By: /s/ Mark N. Lampert
                                  ----------------------------------
                                  Mark N. Lampert
                                  President



                     BVF PARTNERS L.P.


                     By:  BVF Inc., its general partner

                          By: /s/ Mark N. Lampert
                             ----------------------------------
                             Mark N. Lampert
                             President



                     BVF INC.


                     By: /s/ Mark N. Lampert
                        ----------------------------------
                        Mark N. Lampert
                        President